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Exhibit 21:

                             SUBSIDIARIES OF OIL-DRI

                                                        STATE OR COUNTRY
SUBSIDIARY                                              OF INCORPORATION
----------                                              ----------------
Blue Mountain Production Company                        Mississippi
Favorite Products Company, Ltd.                         Canada
Mounds Management, Inc.                                 Delaware
Mounds Production Company, LLC                          Illinois
Ochlocknee Holding Co., S.A.                            Spain
Ochlocknee Mining Co., S.A.                             Spain
ODC Acquisition Corp.                                   Illinois
Oil-Dri Corporation of Georgia                          Georgia
Oil-Dri Corporation of Nevada                           Nevada
Oil-Dri Production Company                              Mississippi
Oil-Dri, S.A.                                           Switzerland
Oil-Dri (U.K.) Limited                                  United Kingdom
Phoebe Products Co.                                     Illinois
Taft Production Company                                 Delaware

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